Investors:
Jacquie Ross, CFA
858-882-2172
ir@illumina.com

Media:
Eric Endicott
858-882-6822
pr@illumina.com

Illumina Reports Financial Results for Fourth Quarter and Fiscal Year 2018

San Diego -- (BUSINESS WIRE) - January 29, 2019 - Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the fourth quarter and fiscal year 2018.

Fourth quarter 2018 results:

•	Revenue of $867 million, an 11% increase compared to $778 million in the fourth quarter of 2017

•
GAAP net income attributable to Illumina stockholders for the quarter of $210 million, or $1.41 per diluted share, compared to $68 million, or $0.46 per diluted share, for the fourth quarter of 2017; GAAP earnings per share for the fourth quarter of 2017 included our provisional estimate of the one-time transition tax as a result of U.S. Tax Reform

•
Non-GAAP net income attributable to Illumina stockholders for the quarter of $197 million, or $1.32 per diluted share, compared to $212 million, or $1.44 per diluted share, for the fourth quarter of 2017 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $300 million compared to $294 million in the fourth quarter of 2017

•	Free cash flow (cash flow from operations less capital expenditures) of $235 million for the quarter compared to $218 million in the fourth quarter of 2017

Gross margin in the fourth quarter of 2018 was 68.1% compared to 69.7% in the prior year period. Excluding amortization of acquired intangible assets, non-GAAP gross margin was 69.1% for the fourth quarter of 2018 compared to 70.9% in the prior year period.

Research and development (R&D) expenses for the fourth quarter of 2018 were $176 million compared to $137 million in the prior year period. Non-GAAP R&D expenses as a percentage of revenue were 20.3%, including 0.8% attributable to Helix. This compares to non-GAAP R&D expenses as a percentage of revenue of 17.4% in the prior year period, including 0.7% attributable to Helix.

Selling, general and administrative (SG&A) expenses for the fourth quarter of 2018 were $217 million compared to $175 million in the prior year period. Excluding restructuring charges and acquisition related expense, non-GAAP SG&A expenses as a percentage of revenue were 24.5%, including 1.6% attributable to Helix. This compares to 22.1% in the prior year period, including 1.2% attributable to Helix.

Depreciation and amortization expenses were $49 million and capital expenditures for free cash flow purposes were $65 million during the fourth quarter of 2018. At the close of the quarter, the company held $3.5 billion in cash, cash equivalents and short-term investments, compared to $2.1 billion as of December 31, 2017.

Fiscal year 2018 results:

•	Revenue of $3,333 million, a 21% increase compared to $2,752 million in fiscal 2017

•
GAAP net income attributable to Illumina stockholders of $826 million, or $5.56 per diluted share, compared to $726 million, or $4.92 per diluted share, in fiscal 2017; GAAP earnings per share for fiscal 2017 included the one-time transition tax referenced previously

•
Non-GAAP net income attributable to Illumina stockholders of $850 million, or $5.72 per diluted share, compared to $591 million, or $4.00 per diluted share, in fiscal 2017 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $1.1 billion compared to $875 million in fiscal 2017

•	Free cash flow (cash flow from operations less capital expenditures) of $846 million, compared to $565 million in fiscal 2017

Gross margin for fiscal 2018 was 69.0% compared to 66.4% in the prior year. Excluding amortization of acquired intangible assets, non-GAAP gross margin was 70.1% for fiscal 2018 compared to 68.4% in the prior year period.

Research and development (R&D) expenses for fiscal 2018 were $623 million compared to $546 million in the prior year. Excluding restructuring charges, non-GAAP R&D expenses as a percentage of revenue were 18.7%, including 0.9% attributable to Helix. This compares to 19.6% in the prior year period, including 1.0% attributable to Helix and GRAIL.

Selling, general and administrative (SG&A) expenses for fiscal 2018 were $794 million compared to $674 million in the prior year period. Excluding restructuring charges, amortization of acquired intangible assets, and acquisition related expense, non-GAAP SG&A expenses as a percentage of revenue were 23.6%, including 1.3% attributable to Helix. This compares to 23.9% in the prior year period, including 1.7% attributable to Helix and GRAIL.

“With revenue growth of 21% in 2018, Illumina delivered its 20th consecutive year of growth, with increasing adoption of innovative sequencing applications across a wide range of customers and geographies,” said Francis deSouza, President and CEO. “From the evolving regulatory environment for oncology diagnostics to progress in reimbursement for non-invasive prenatal and undiagnosed disease testing, genomics is accelerating on its path into clinical standard of care.”

Updates since our last earnings release:

•	Signed a definitive agreement to acquire Pacific Biosciences to expand biological discovery and clinical insight by adding long-read sequencing technology

•	Launched TruSight Oncology 500 (TSO 500) pan-cancer assay broadening insights into Tumor Mutational Burden and Microsatellite Instability. TSO 500 is shipping now as a research-use-only product

•	Received Breakthrough Device Designation from the FDA for Illumina’s TruSight Assay, which is based on the content of TSO 500. Illumina is seeking FDA approval of the assay as a companion diagnostic

•	Announced a new genotyping array and scientific contribution to support the All of Us research program

•	Repurchased approximately $98 million of common stock in the fourth quarter under the previously announced share repurchase program

Financial outlook and guidance

The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2019, the company projects revenue growth in the range of 13% to 14%, GAAP earnings per diluted share attributable to Illumina stockholders of $6.07 to $6.17 and non-GAAP earnings per diluted share attributable to Illumina stockholders of $6.50 to $6.60. This guidance excludes any impact from the pending acquisition of Pacific Biosciences, which we expect to close in mid-2019.

Quarterly conference call information

The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, January 29, 2019. Interested parties may access the live teleconference through the Investor Relations section of Illumina’s website under the “company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 1 (800) 708-4539, or 1 (847) 619-6396 outside North America, both with passcode 47970793.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Additionally, non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements

This release contains forward-looking statements that involve risks and uncertainties, including our financial outlook and guidance for fiscal 2019. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: (i) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our expectations regarding the pending acquisition of Pacific Biosciences; (iv) our ability to manufacture robust instrumentation and consumables; (v) the success of products and services competitive with our own; (vi) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (vii) the impact of recently launched or pre-announced products and services on existing products and services; (viii) our ability to further develop and commercialize our instruments and consumables, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (ix) our ability to successfully identify and integrate acquired technologies, products, or businesses; and (x) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and follow @illumina.
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Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	December 30, 2018	December 31, 2017
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,144	$1,225
Short-term investments	2,368	920
Accounts receivable, net	514	411
Inventory	386	333
Prepaid expenses and other current assets	78	91
Total current assets	4,490	2,980
Property and equipment, net	1,075	931
Goodwill	831	771
Intangible assets, net	185	175
Deferred tax assets, net	70	88
Other assets	308	312
Total assets	$6,959	$5,257

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$184	$160
Accrued liabilities	513	432
Build-to-suit lease liability	—	144
Long-term debt, current portion	1,107	10
Total current liabilities	1,804	746
Long-term debt	890	1,182
Other long-term liabilities	359	360
Redeemable noncontrolling interests	61	220
Stockholders’ equity	3,845	2,749
Total liabilities and stockholders’ equity	$6,959	$5,257

Illumina, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Years Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
Revenue:
Product revenue	$738	$659	$2,749	$2,289
Service and other revenue	129	119	584	463
Total revenue	867	778	3,333	2,752
Cost of revenue:
Cost of product revenue (a)	198	172	738	679
Cost of service and other revenue (a)	70	55	260	208
Amortization of acquired intangible assets	9	9	35	39
Total cost of revenue	277	236	1,033	926
Gross profit	590	542	2,300	1,826
Operating expense:
Research and development (a)	176	137	623	546
Selling, general and administrative (a)	217	175	794	674
Total operating expense	393	312	1,417	1,220
Income from operations	197	230	883	606
Other income (expense), net	13	(6)	11	437
Income before income taxes	210	224	894	1,043
Provision for income taxes	12	166	112	365
Consolidated net income	198	58	782	678
Add: Net loss attributable to noncontrolling interests	12	10	44	48
Net income attributable to Illumina stockholders	$210	$68	$826	$726
Net income attributable to Illumina stockholders for earnings per share (b)	$210	$68	$826	$725
Earnings per share attributable to Illumina stockholders:
Basic	$1.43	$0.47	$5.63	$4.96
Diluted	$1.41	$0.46	$5.56	$4.92
Shares used in computing earnings per common share:
Basic	147	146	147	146
Diluted	149	148	149	148

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Years Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
Cost of product revenue	$4	$3	$16	$12
Cost of service and other revenue	—	—	3	2
Research and development	15	13	60	51
Selling, general and administrative	28	25	114	99
Stock-based compensation expense before taxes (1)	$47	$41	$193	$164
(1) Includes stock-based compensation of $1.6 million and $3.9 million for Helix for the three months and year ended December 30, 2018, respectively. This compares to stock-based compensation of $0.9 million and $3.5 million for Helix for the three months and year ended December 31, 2017, respectively, and $10.1 million for GRAIL for the year ended December 31, 2017.
(b) Amount reflects the additional losses attributable to the common shareholders of Helix and GRAIL for earnings per share purposes.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Years Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
Net cash provided by operating activities	$300	$294	$1,142	$875
Net cash used in investing activities	(349)	(315)	(1,813)	(214)
Net cash (used in) provided by financing activities	(153)	(109)	594	(176)
Effect of exchange rate changes on cash and cash equivalents	—	1	(4)	5
Net (decrease) increase in cash and cash equivalents	(202)	(129)	(81)	490
Cash and cash equivalents, beginning of period	1,346	1,354	1,225	735
Cash and cash equivalents, end of period	$1,144	$1,225	$1,144	$1,225

Calculation of free cash flow:
Net cash provided by operating activities	$300	$294	$1,142	$875
Purchases of property and equipment	(65)	(76)	(296)	(310)
Free cash flow (a)	$235	$218	$846	$565
(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
	Three Months Ended		Years Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
GAAP earnings per share attributable to Illumina stockholders - diluted	$1.41	$0.46	$5.56	$4.92
Non-cash interest expense (a)	0.10	0.05	0.28	0.20
Amortization of acquired intangible assets	0.07	0.07	0.25	0.30
Strategic investment related gain, net (b)	(0.12)	—	(0.16)	(0.01)
Restructuring (c)	0.01	0.03	0.04	0.03
Acquisition related expense (gain) (d)	0.01	—	0.01	(0.01)
Gain on deconsolidation of GRAIL (e)	—	—	—	(3.07)
Impairments (f)	—	—	—	0.15
Performance-based compensation related to GRAIL Series B financing (g)	—	—	—	0.03
Incremental non-GAAP tax expense (h)	(0.01)	(0.05)	(0.10)	0.80
U.S. Tax Reform (i)	—	1.01	0.07	1.01
Excess tax benefit from share-based compensation (j)	(0.15)	(0.13)	(0.23)	(0.35)
Non-GAAP earnings per share attributable to Illumina stockholders - diluted (k)	$1.32	$1.44	$5.72	$4.00

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
GAAP net income attributable to Illumina stockholders	$210	$68	$826	$726
Non-cash interest expense (a)	15	8	41	30
Amortization of acquired intangible assets	10	10	37	45
Strategic investment related gain, net (b)	(18)	—	(24)	(2)
Restructuring (c)	2	4	6	4
Acquisition related expense (gain) (d)	2	—	2	(1)
Gain on deconsolidation of GRAIL (e)	—	—	—	(453)
Impairments (f)	—	—	—	23
Performance-based compensation related to GRAIL Series B financing (g)	—	—	—	4
Incremental non-GAAP tax expense (h)	(2)	(7)	(15)	117
U.S. Tax Reform (i)	—	150	11	150
Excess tax benefit from share-based compensation (j)	(22)	(21)	(34)	(52)
Non-GAAP net income attributable to Illumina stockholders (k)	$197	$212	$850	$591
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(b) Amount consists primarily of mark-to-market adjustments and impairments from our strategic investments.
(c) Amount consists primarily of employee and lease exit costs related to restructuring that occurred in Q1 2018 and Q4 2017.

(d) Amount for 2018 consists of acquisition related expenses from the pending Pacific Biosciences acquisition. Amount for 2017 consists of change in fair value of contingent consideration.
(e) Amount represents the gain recognized as a result of the deconsolidation of GRAIL in Q1 2017. The $150 million tax effect of the gain is included in incremental non-GAAP tax expense.
(f) Impairments for 2017 include $18 million impairment of an acquired intangible asset and $5 million in-process research and development.
(g) Amount represents performance-based stock which vested as a result of the financing in Q1 2017, net of attribution to noncontrolling interest.
(h) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed above.
(i) Amount for 2017 primarily consists of the provisional estimate of the one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred. Amount for 2018 represents the discrete tax expense associated with updating prior year estimates of the impact of U.S. Tax Reform.
(j) Amount represents tax deductions taken in excess of stock compensation cost.
(k) Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended				Years Ended
	December 30, 2018		December 31, 2017		December 30, 2018		December 31, 2017
GAAP gross profit	$590	68.1%	$542	69.7%	$2,300	69.0%	$1,826	66.4%
Amortization of acquired intangible assets	9	1.0%	9	1.2%	35	1.1%	39	1.4%
Impairment (a)	—	—	—	—	—	—	18	0.6%
Non-GAAP gross profit (b)	$599	69.1%	$551	70.9%	$2,335	70.1%	$1,883	68.4%

GAAP research and development expense	$176	20.3%	$137	17.7%	$623	18.7%	$546	19.8%
Restructuring (c)	—	—	(2)	(0.3)%	(1)	—	(2)	(0.1)%
Impairment (a)	—	—	—	—	—	—	(5)	(0.1)%
Non-GAAP research and development expense	$176	20.3%	$135	17.4%	$622	18.7%	$539	19.6%

GAAP selling, general and administrative expense	$217	25.0%	$175	22.5%	$794	23.8%	$674	24.6%
Restructuring (c)	(3)	(0.3)%	(2)	(0.3)%	(5)	(0.2)%	(2)	(0.1)%
Amortization of acquired intangible assets	—	—	(1)	(0.1)%	(2)	—	(6)	(0.2)%
Acquisition related (expense) gain (d)	(2)	(0.2)%	—	—	(2)	—	1	—
Performance-based compensation related to GRAIL Series B financing (e)	—	—	—	—	—	—	(10)	(0.4)%
Non-GAAP selling, general and administrative expense	$212	24.5%	$172	22.1%	$785	23.6%	$657	23.9%

GAAP operating profit	$197	22.7%	$230	29.6%	$883	26.5%	$606	22.0%
Amortization of acquired intangible assets	10	1.2%	10	1.3%	37	1.1%	45	1.6%
Restructuring (c)	2	0.2%	4	0.5%	6	0.2%	4	0.1%
Acquisition related expense (gain) (d)	2	0.2%	—	—	2	0.1%	(1)	—
Impairments (a)	—	—	—	—	—	—	23	0.9%
Performance-based compensation related to GRAIL Series B financing (e)	—	—	—	—	—	—	10	0.4%
Non-GAAP operating profit (b)	$211	24.3%	$244	31.4%	$928	27.9%	$687	25.0%

GAAP other income (expense), net	$13	1.5%	$(6)	(0.8)%	$11	0.3%	$437	15.9%
Non-cash interest expense (f)	15	1.7%	8	1.1%	41	1.2%	30	1.2%
Strategic investment related gain, net (g)	(18)	(2.1)%	—	—	(24)	(0.7)%	(2)	(0.1)%
Gain on deconsolidation of GRAIL (h)	—	—	—	—	—	—	(453)	(16.5)%
Non-GAAP other income, net (b)	$10	1.1%	$2	0.3%	$28	0.8%	$12	0.5%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Impairments for 2017 include $18 million impairment of an acquired intangible asset and $5 million in-process research and development.
(b) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.
(c) Amount consists primarily of employee and lease exit costs related to restructuring that occurred in Q1 2018 and Q4 2017.
(d) Amount for 2018 consists of acquisition related expenses from the pending Pacific Biosciences acquisition. Amount for 2017 consists of change in fair value of contingent consideration.
(e) Amount represents performance-based stock which vested as a result of the financing in Q1 2017.
(f) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(g) Amount consists primarily of mark-to-market adjustments and impairments from our strategic investments.
(h) Amount represents the gain recognized as a result of the deconsolidation of GRAIL in Q1 2017.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 12, 2018, and Form 10-Q for the fiscal quarters ended April 1, 2018, July 1, 2018, and September 30, 2018. We assume no obligation to update any forward-looking statements or information.

Fiscal Year 2019
GAAP diluted earnings per share attributable to Illumina stockholders (a)	$6.07 - $6.17
Amortization of acquired intangible assets	0.24
Non-cash interest expense (b)	0.33
Incremental non-GAAP tax expense (c)	(0.14)
Non-GAAP diluted earnings per share attributable to Illumina stockholders (a)	$6.50 - $6.60

(a) Guidance does not include the potential impact of the pending Pacific Biosciences acquisition, which is expected to close in mid-2019.
(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(c) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.